EXHIBIT 99.1
                                                                    ------------

    Denison International Meets Q4 and Full Year 2002 Earnings Expectations;
                 Ends 2002 with Strong Revenues and Order Intake
                          Q4 2002 EPS 67% above Q4 2001

MARYSVILLE, Ohio -- (BUSINESS WIRE)--February 17, 2003--Denison International plc (NASDAQ:DENHY) today reported results for its fourth quarter and twelve months ended December 31, 2002.

For the current quarter ended December 31, 2002, the Company's net sales increased 17.8% to $41.3 million from fourth quarter 2001 net sales of $35.0 million. Net income for the current quarter increased 61.9%, or $1.3 million, to $3.5 million, from $2.2 million recorded in the comparable quarter a year ago. Reported diluted earnings per share of $0.35 for the current fourth quarter were $0.14 per share higher than fourth quarter 2001 results.

Gross margin as a percent of sales of 33.0% in the current fourth quarter was unfavorable to the 36.4% gross margin recorded for the same quarter of 2001. The impact on gross margin from the higher sales volume was partially offset by slightly higher manufacturing costs and the mix of products sold in the period. SG&A, as a percent of sales, was 24.2% for the fourth quarter of 2002 versus 27.8% for the fourth quarter of 2001, resulting primarily from the higher sales volume recorded and spending controls, partially offset by the absence in 2002 of amortization of negative goodwill of $225K, as a result of the adoption of SFAS 142 in 2002 (See Special Note below).

For the twelve months ended December 31, 2002, net sales increased 1.6% to $158.0 million versus net sales of $155.4 million for the comparable period of 2001. 2002 net income of $15.0 million was $1.3 million favorable to net income for the same period of 2001. Net Income per diluted share as reported was $1.43, versus net income per diluted share of $1.30 for the twelve months ended December 30, 2001.

Gross margin, as a percent of sales, decreased slightly to 35.0% for the twelve months ended December 31, 2002, from 35.5% a year ago. SG&A, as a percent of sales, increased to 24.8% from 23.6% recorded for 2001, resulting primarily from the absence of $900K of negative amortization of goodwill in the 2002 results.

Net working capital at the end of December 2002 was $85.8 million, compared to $82.7 million at September 30, 2002 and $72.6 million at December 31, 2001. The Company's balance sheet remains strong, with the increase in working capital from year-end 2001 resulting from the impact on translation of the Company's European operations at favorable currency exchange rates and the working capital assumed in the Rander acquisition.

Cash, net of debt, at December 31, 2002 was $38.9 million compared to $37.7 million at September 30, 2002, and $32.7 million at December 31, 2001. In the quarter ended December 31, 2002 the Company repurchased 300,000 of its shares under the shareholder approved share repurchase program at an average price of $14.70 per share, and for all of 2002 the Company repurchased 550,000 shares under the same program at an average price of $14.83 per share.

CEO Comments and Outlook

Commenting on the Company's performance, President and CEO David Weir said, "Results for the quarter and full year 2002 were in line with our expectations. The fourth quarter showed some strengthening of revenues and order intake on a worldwide basis, and continued the generally improving trend that we have seen since the beginning of 2002. Also, the de-stocking experienced from our US distributors appears to have bottomed out. Both revenues and profits benefited from the weakening of the US dollar against the Euro and other world currencies. The Rander acquisition made in mid-2002 has been accretive for us and we look for improved results from this acquisition in 2003."

Weir continued, "Order intake for the fourth quarter was strong, up 28% over the weak fourth quarter of 2001 and up 7% over the third quarter of 2002, and resulted in a strong start to 2003. The continued weakness in the dollar since December, combined with the recovery trend in our worldwide hydraulics markets and the reduced number of shares outstanding resulting from our share repurchase program will also benefit 2003 EPS, and we look forward to an improved year over 2002. On the cautionary side, like all companies, we are ever mindful that the current worldwide economic and political climate is fragile, and as such can quickly change producing negative impacts."

"Denison's balance sheet remains strong, and, notwithstanding the share repurchases made in 2002, our cash, net of borrowings, increased by $1.2 million during the quarter and $6.2 million since December 2001, and now stands at $3.88 per share."

Special Note:

Effective January 1, 2002 Denison International (the "Company") adopted Financial Accounting Standards No. 142. A provision of the Standard requires that, upon adoption, the Company write off the balance of its negative goodwill, established when the company was formed in 1993, and cease the periodic amortization of goodwill.

For comparative purposes, the table below summarizes the impact of the accounting change related to goodwill, on the Company's EPS for 2002 and 2001:

$000                                    Q4 2002     Q4 2001      2002        2001
                                        -------     -------      ----        ----
Diluted  EPS before  effect of
Goodwill Amortization                  $   0.35    $   0.18    $   1.25    $   1.21

Net Goodwill Amortization              $   0.00    $   0.03    $   0.00    $   0.09

Negative Goodwill Write-off            $   0.00    $   0.00    $   0.18    $   0.00
                                       --------    --------    --------    --------

Reported Diluted EPS                   $   0.35    $   0.21    $   1.43    $   1.30


Fourth quarter diluted earnings per share, before the impact of amortization of goodwill in 2001, was $0.35 for the current quarter versus $0.18 per share for the same quarter of 2001.

Net income per diluted share for the twelve months ended December 31, 2002, before the impact of amortization of goodwill in 2001 and the negative goodwill write-off in 2002, was $1.25 per share compared to $1.21 per share for the same period in 2001.

Order Activity

Order receipts for the fourth quarter of 2002 increased 28.1% from a year ago to $40.1 million and were 25.9% favorable to fourth quarter 2001 on a currency adjusted volume basis. It should be noted that the Company's order intake for the fourth quarter of 2001 was extremely low on a historical basis, due to the worldwide economic uncertainty that followed the events of September 11, 2001. North American order receipts were favorable by 23.4% versus the fourth quarter of 2001, while European orders increased by 38.2% (34.3% on a currency adjusted volume basis) and Asia-Pacific orders declined by 1%. Order backlog at December 31, 2002 was $26.3 million compared to $24.2 million at December 31, 2001.

Order receipts for the twelve months ended December 31, 2002 were $156.2 million or favorable by 4.8% to 2001 order receipts of $148.7 million. On a currency adjusted volume basis, 2002 order receipts were 3.3% favorable to the same period in 2001. Full year 2002 North American order receipts were up 1% versus the same period of 2001, while European orders increased 10.4% and Asia-Pacific orders were unfavorable to the same period of 2001 by 7.4%. On a volume basis, excluding the impact of the currency fluctuations between the dollar and Euro and Asian currencies, Asia-Pacific orders were unfavorable by 5.7% versus 2001 and European orders were favorable to the twelve months ended December 31, 2001 by 6.9%.

Segment Results

Sales in North America increased 4.4% to $10.2 million for the current quarter versus 2001. Sales in the Asia-Pacific region were $6.2 million, equal to 2001 results. Sales in Europe increased by 30.5% to $24.9 million in the current quarter versus 2001, and were favorable to the 2001 fourth quarter by 16.7% after adjusting for the change in currency rates.

North America reported operating income of $0.5 million for the current quarter, compared to operating loss of $0.7 million for the fourth quarter of 2001, resulting from increased sales volume and cost controls. Operating income in the Asia-Pacific region was $0.1 million compared to operating income of $0.6 million for the 2001 fourth quarter, as the fourth quarter of 2001 contained a considerable amount of business from a special project for the Australian Navy. European operating income increased 37.5%, or $1.0 million, to $3.7 million for the current quarter from a year ago reflecting the sharp increase in sales revenues.

North American sales declined by 6.0% in 2002 to $45.2 million, while Asia-Pacific sales rose 4.8% to $23.1 million from 2001 levels. 2002 European net sales were $89.7 million, a 5.2% increase over the same period of 2001.

North America reported operating income of $2.5 million for 2002 versus $1.6 million for the same period in 2001, reflecting improvements in manufacturing costs at the Company's Marysville, Ohio facility. 2002 operating income for the Company's European operations declined 12.1%, or $1.8 million, to $13.0 million, from the same period in 2001, reflecting lower production and resulting cost inefficiencies. The Company's Asia-Pacific operations recorded operating income of $1.2 million, down 39.3% from the operating income reported for the same period in 2001, again resulting from the absence of special projects in 2002 as noted in the quarterly results.

Denison International plc (NASDAQ:DENHY), is an industrial manufacturer and servicer of highly engineered hydraulic fluid power systems and components. For more information about our products and services, please visit us at www.denisonhydraulics.com

Notice of Conference call: Denison's conference call will be held on Tuesday, February 18, 2002 at 10:00 a.m. ET to discuss the Company's fourth quarter 2002 results and will be available to all interested parties via live audio webcast or through archive on the company's website at www.denisonhydraulics.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Act of 1995. Such forward-looking statements, including statements in the CEO Comments paragraph regarding future prospects and performance, are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:                Bruce A. Smith                      Melodye Demastus
                         Sr. Vice President & CFO            Melrose Consulting
                         (937) 644-4437                      (614) 771-0860


                        -three pages of tables to follow-

                                      DENISON INTERNATIONAL plc
                            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

($000 except share data)                             (unaudited)                     (audited)
                                                  Three Months Ended            Twelve Months Ended
                                                     December 31                    December 31
                                                2002            2001            2002           2001
                                                ----            ----            ----           ----
Net Sales                                       41,280          35,046        158,011        155,446
Cost of Sales                                   27,664          22,273        102,600        100,207
                                                ------          ------        -------        -------
   Gross Profit                                 13,616          12,733         55,411         55,239
           %                                     33.0%           36.4%          35.0%          35.5%
S,G&A                                            9,982           9,733          39217         36,689
                                                 -----           -----          -----         ------
   Operating Income                              3,634           3,000         16,194         18,550
                  %                               8.8%            8.6%          10.2%          11.9%
Other Income/(expense)                           (154)            (62)          (486)            109
Net Interest Income                                404             551          1,117          1,258
                                                   ---             ---          -----          -----
   Income Before Taxes                           3,884           3,489         16,825         19,917
Tax Provision                                      357           1,310          3,705          6,195
                                                   ---           -----          -----          -----

Net Income, Before Cumulative Effect of a
change in Accounting Principle                   3,527           2,179         13,120         13,722

Cumulative Effect of a Change in
Accounting Principle, Net of Taxes                   0               0          1,858              0
                                                     -               -          -----              -

Net Income, After Cumulative Effect of a
Change in Accounting Principle                   3,527           2,179         14,978         13,722
                                                 =====           =====         ======         ======

Basic Earnings Per Share, Before
Cumulative Effect of a change in
Accounting Principle                             $0.35           $0.21          $1.25          $1.30

Cumulative Effect of a Change in
Accounting Principle                                $0              $0          $0.18             $0
                                                    --              --          -----             --

Basic Earnings per Share                         $0.35           $0.21          $1.43          $1.30
                                                 =====           =====          =====          =====
Diluted Earnings Per Share                       $0.35           $0.21          $1.43          $1.30
                                                 =====           =====          =====          =====

Basic Shares for Period                     10,169,874      10,563,950     10,453,042     10,563,950
                                            ==========      ==========     ==========     ==========

Diluted Shares for Period                   10,180,906      10,576,241     10,486,748     10,580,660
                                            ==========      ==========     ==========     ==========

                            DENISON INTERNATIONAL plc
                      CONDENSED CONSOLIDATED BALANCE SHEETS

USD-(000's)                                         (audited)        (audited)
                                                   December 31,     December 31,
                                                       2002            2001
                                                   -----------      ------------
Current assets:
  Cash & cash equivalents                           $  39,752        $  43,245
  Accounts receivable, net                             32,554           27,715
  Inventories                                          42,677           39,257
  Other current assets                                  5,590            4,680
                                                    ---------        ---------
    Total current assets                              120,573          114,897

  Property, plant & equipment, net                     31,132           27,912
  Other assets                                         17,834           14,006
                                                    ---------        ---------
    Total assets                                    $ 169,539        $ 156,815
                                                    =========        =========

Current liabilities:
  Notes payable to bank                             $     898        $  10,545
  Accounts payable and other
   accrued liabilities                                 33,925           31,729
                                                    ---------        ---------
    Total current liabilities                          34,823           42,274
  Concurrent liabilities                               18,360           18,316

Shareholders equity:
  Retained earnings                                   109,900          103,107

  Other shareholders equity                             6,456           (6,882)
                                                    ---------        ---------
    Total shareholders equity                         116,356           96,225

    Total liabilities and
      shareholders equity                           $ 169,539        $ 156,815
                                                    =========        =========

                            DENISON INTERNATIONAL plc
                               SEGMENT INFORMATION


                                Three Months Ended         Twelve Months Ended
             ($000)                 December 31                December 31
                               --------------------       ---------------------
                                2002          2001          2002         2001
                               ------        ------       -------       -------
     Net Sales
     ---------
Europe                         24,908        19,082        89,718        85,305

North America                  10,154         9,723        45,218        48,118

Asia-Pacific                    6,218         6,241        23,075        22,023

Corporate                          --            --            --            --
                               ------        ------       -------       -------
     Consolidated              41,280        35,046       158,011       155,446


     Gross Earnings
     --------------
Europe                          9,339         7,612        34,509        34,859

North America                   3,031         2,242        13,773        12,674

Asia-Pacific                    1,673         2,818         7,150         8,142

Corporate / IC Profit Elim       (427)          101           (21)         (436)
                               ------        ------       -------       -------
     Consolidated              13,616        12,773        55,411        55,239


     Operating Income
     ----------------
Europe                          3,727         2,710        12,992        14,786

North America                     463          (709)        2,533         1,571

Asia-Pacific                      140           630         1,212         1,998

Corporate / IC Profit Elim       (696)          369          (543)          195
                               ------        ------       -------       --------
          Consolidated          3,634         3,000        16,194         18,550


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